NewLink Genetics Corporation Nasdaq: NLNK February 28, 2017 Fourth Quarter and Year-End 2016 Financial Results

Agenda 2 Introduction  Jack Henneman, Executive Vice President & CFO 2017 Ongoing Priorities  Charles J. Link, Jr., M.D., Chairman, CEO & CSO Clinical Updates / Anticipated News Flow  Nicholas N. Vahanian, M.D., President & CMO Fourth Quarter and Year-End 2016 Financial Results  Mr. Henneman

Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include any statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward- looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this presentation represent NewLink' Genetics' views as of the date of this presentation. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward- looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this presentation. 3

4 NewLink Genetics – 2016 Takeaways  The IDO pathway is central to immune escape in many types of cancers  The IDO pathway is becoming increasingly validated as an immuno-oncology target  Two product candidates that target the IDO pathway, with distinct mechanisms of action  GDC-0919; Targets the enzyme directly (partnered with Genentech/Roche)  Indoximod; Inhibits effects of IDO pathway by supplying a “tryptophan-sufficiency” signal  Proven track record in both in-licensing and out-licensing  Strong balance sheet to advance current preclinical and clinical programs

IDO Pathway Inhibitor Clinical Development

AGENT	INDICATION	REGIMEN	PHASE 1 PHASE 2 PHASE 3
Indoximod	Advanced Melanoma	Indoximod + PD-1 inhibitors or ipilimumab	ENROLLING
	Metastatic Pancreatic Cancer	Indoximod + gemcitabine and nab-paclitaxel	ENROLLED
	Metastatic Breast Cancer	Indoximod + taxane	ENROLLED
	Malignant Brain Tumors	Indoximod + temozolomide	ENROLLING
	Castrate Resistant Prostate Cancer (CRPC)	Indoximod + sipuleucel-T	ENROLLED
	Newly Diagnosed Acute Myeloid Leukemia (AML)	Indoximod + standard of care	ENROLLING
	Advanced Non-Small Cell Lung Cancer (NSCLC)	Indoximod + tergenpumatucel-L + chemotherapy	ENROLLING
GDC-0919*	Solid Tumors	GDC-0919 + atezolizumab (PDL-1)	ENROLLING
	Solid Tumors	GDC-0919	ENROLLED

*Partnered with Genentech/Roche

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Fourth Quarter and Year-End 2016 Financial Results YE Cash and Equivalents $131.5 million Debt ~$0.5 million YE 2017 Cash (Projected) ~$75 million Quarterly Negative Cash-Flow ~$13 million Shares Outstanding 29.2 million Market Capitalization $435 million* Headcount 122 6 *As of February 21, 2017 Major 2017 YE Cash Projection Assumptions: This excludes potential payments from partners, the proceeds from any offerings, and any costs associated with any strategic transactions.

7 Q & A